Exhibit 12.1

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in thousands, except ratios)

	Years ended December 31,
	2014		2013		2012		2011		2010
Earnings:
Income before discontinued operations	$134,438		$140,882		$127,653		$46,958		$47,424
Interest expense	164,551		116,524		111,888		103,168		87,584
Total earnings	$298,989		$257,406		$239,541		$150,126		$135,008

Fixed charges:
Interest expense	$164,551		$116,524		$111,888		$103,168		$87,584
Capitalized interest	22,510		16,486		10,346		8,240		9,486
Preferred stock dividends	5,291		5,472		5,472		4,753		2,170
Perpetual preferred unit distributions	—		—		—		1,650		6,300
Total fixed charges and preferred
stock dividends and preferred unit distributions	$192,352		$138,482		$127,706		$117,811		$105,540

Ratio of earnings to fixed charges
(excluding preferred stock dividends
and preferred unit distributions)	1.60	X	1.94	X	1.96	X	1.35	X	1.39	X

Ratio of earnings to combined fixed
charges and preferred stock dividends and
preferred unit distributions	1.55	X	1.86	X	1.88	X	1.27	X	1.28	X

ESSEX PORTFOLIO, L.P. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in thousands, except ratios)

	Years ended December 31,
	2014		2013		2012		2011		2010
Earnings:
Income before discontinued operations	$134,438		$140,882		$127,653		$46,958		$47,424
Interest expense	164,551		116,524		111,888		103,168		87,584
Total earnings	$298,989		$257,406		$239,541		$150,126		$135,008

Fixed charges:
Interest expense	$164,551		$116,524		$111,888		$103,168		$87,584
Capitalized interest	22,510		16,486		10,346		8,240		9,486
Preferred stock dividends	5,291		5,472		5,472		4,753		2,170
Perpetual preferred unit distributions	—		—		—		1,650		6,300
Total fixed charges and preferred
stock dividends and preferred unit distributions	$192,352		$138,482		$127,706		$117,811		$105,540

Ratio of earnings to fixed charges
(excluding preferred stock dividends
and preferred unit distributions)	1.60	X	1.94	X	1.96	X	1.35	X	1.39	X

Ratio of earnings to combined fixed
charges and preferred stock dividends and
preferred unit distributions	1.55	X	1.86	X	1.88	X	1.27	X	1.28	X